REV GROUP, INC.
245 SOUTH EXECUTIVE DRIVE, SUITE 100
BROOKFIELD, WI 53005

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 27, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/REVG2026SM**

The Company will be hosting the meeting live via the Internet this year. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 27, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82076-S28649

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REV GROUP, INC.

The REV Board of Directors recommends that holders of REV common stock vote "FOR" the REV merger proposal, "FOR" the REV advisory compensation proposal and "FOR" the REV adjournment proposal.	**For**	**Against**	**Abstain**
1. Proposal to adopt the Agreement and Plan of Merger, dated as of October 29, 2025 (as amended from time to time, the "Merger Agreement"), by and among REV Group, Inc. ("REV"), Terex Corporation, Tag Merger Sub 1 Inc. ("Merger Sub 1") and Tag Merger Sub 2 LLC and approve the merger of Merger Sub 1 with and into REV (the "REV merger proposal").	☐	☐	☐
2. Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to REV's named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement (the "REV advisory compensation proposal").	☐	☐	☐
3. Proposal to approve the adjournment or postponement of the REV special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the REV merger proposal (the "REV adjournment proposal").	☐	☐	☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SPECIAL MEETING OF STOCKHOLDERS OF

REV GROUP, INC.

THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the Special Meeting of Stockholders live via the Internet, you can ensure that these shares are represented at the meeting by completing, signing and returning your proxy card on the reverse side.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

Please detach and mail in the envelope provided.

V82077-S28649

REV GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS ON JANUARY 28, 2026

The undersigned hereby appoints Mark Skonieczny, Amy Campbell and Stephen Zamansky, and each of them, proxies with the power of substitution to act, by unanimous vote, or if only one votes or acts then by that one, to vote for the undersigned at the Special Meeting of Stockholders of REV Group, Inc., to be held at 10:00 A.M., Eastern Time (9:00 A.M., Central Time) on January 28, 2026, live via the Internet at www.virtualshareholdermeeting.com/REVG2026SM, and any adjournment or postponement thereof, as follows:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF REV GROUP, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS "FOR" THE REV MERGER PROPOSAL (PROPOSAL 1), "FOR" THE REV ADVISORY COMPENSATION PROPOSAL (PROPOSAL 2) AND "FOR" THE REV ADJOURNMENT PROPOSAL (PROPOSAL 3).

The undersigned acknowledges receipt of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus, which more particularly describes the matters referred to herein.

(Continued and to be signed on reverse side)